SEVERANCE AGREEMENT

This Severance Agreement (“Agreement”) is entered into by Haiyan Song (“Employee”) and F5, Inc. (“F5” or “Employer”) and was provided to Employee on December 12, 2022.

BACKGROUND

A.    Employee has been employed by Employer as Executive Vice President, Security & Distributed Cloud. Subject to the terms of this Agreement, Employee's employment relationship with Employer will end as of the Separation Date, defined below.

B.    Employee and Employer wish to enter into an Agreement to clarify and resolve any disputes that may exist between them arising out of the employment relationship and the end of that relationship and to confirm all continuing obligations of the parties to one another following the end of the employment relationship.

C.    This Agreement is not and should not be construed as an admission or statement by either party that it or any other party has acted wrongfully or unlawfully. Both parties expressly deny any wrongful or unlawful action.

AGREEMENT

In consideration for the covenants herein and other valuable consideration, Employer and Employee agree as follows:

1.    EMPLOYMENT SEPARATION DATE.    The last day of Employee’s employment is anticipated to be March 15, 2023.    The last date of Employee’s employment with the Employer will be the “Separation Date”. Employee claims and shall claim no further right to employment by Employer beyond the Separation Date.

2.    WAGES AND BENEFITS. Employee will be paid any unpaid portion of Employee’s regular compensation, as applicable, through the Separation Date, less applicable deductions, taxes, and withholdings, on Employer’s next regular payday following the Separation Date or as otherwise legally required. Employee’s health care benefits will end on the last day of the month in which the Separation Date occurs. All other benefits will end on the Separation Date.

3.    TRANSITION PERIOD. Employee shall provide the Transition Services (defined below) during the period beginning on the Execution Date of this Agreement and ending on the Separation Date (the “Transition Period”). Employee shall remain employed by F5 and will continue to receive her base salary during the Transition Period. Employee will perform such tasks as are assigned to Employee by F5’s Chief Executive Officer (the “Transition Services”). Employee will perform the Transition Services diligently and in good faith and such performance is a material term of this Agreement.

4.    CONSIDERATION. Provided that Employee is in compliance with all obligations to Employer (including this Agreement), executes and does not revoke this Agreement, and executes and delivers to Employer (after the Separation Date) a second release in the form attached hereto as Exhibit A, Employer shall provide Employee with the following consideration:

4.1.    Employee shall receive from Employer a lump sum payment in the amount of $204,007.00 less all applicable deductions, withholdings and all applicable taxes (the “Severance Payment”). The Severance Payment is intended to compensate Employee for a pro rata portion of her unearned MBO bonus and 401(k) match, which she will not earn due to the termination of her employment. Such payment shall be made only after Employee’s timely execution and nonrevocation of this Agreement and Exhibit A, on Employer’s next regular practicable payroll date after expiration of the Second Revocation Period (as defined in Exhibit A) in a lump sum amount, less appropriate deductions and withholdings.

4.2.    Subject to final approval of the Talent and Compensation Committee of the F5 Board of Directors, the Company shall accelerate vesting of 8,914 shares of restricted stock units (RSUs) that were granted to Employee as part of her initial stock grant when she joined the Company (the “Accelerated RSUs”). The Accelerated RSUs will vest on the Effective Date (defined in Exhibit A), with delivery of shares related thereto as soon as practicable after the Effective Date due to administrative reasons, as compensation and in support of the covenants and obligations herein and subject to all appropriate deductions and withholdings. The parties acknowledge that the accelerated vesting of RSUs described herein is a material item of consideration supporting this Agreement, and, if the Talent and Compensation Committee fails to approve such acceleration, then this Agreement shall be revoked and will have no binding effect on either party.

4.3.    Employee shall receive from Employer a lump sum payment equal to six months of COBRA premiums in the amount of $14,590.34 less all applicable deductions, withholdings and all applicable taxes (the “COBRA Payment”). Such payment shall be made only after Employee’s timely execution of this Agreement and Exhibit A, on Employer’s next regular practicable payroll date after expiration of the Second Revocation Period (as defined in Exhibit A) in a lump sum amount, less appropriate deductions and withholdings.

Employee acknowledges and agrees that except as required by this Agreement, Employer has no obligation to provide any of the above-stated consideration. Employee further acknowledges and agrees that Employer provides the consideration set forth in this Section 4 as consideration for the covenants and release herein, that such payments would not be provided by Employer in the absence of this Agreement, and that such payments constitute adequate consideration for the covenants, waiver and release set forth in this Agreement. All consideration shall be less appropriate taxes, deductions, and withholdings.

5.    WAIVER AND RELEASE. Employee, on behalf of Employee and Employee’s marital community, if any, heirs, executors, administrators and assigns, expressly waives against Employer, its present and former businesses, affiliates, subsidiaries, parents or other related entities of any nature, and its and their collective current and former officers, directors, stockholders, managers, employees, insurers, agents, trustees, representatives, general and limited partners, members, agents and attorneys in each of their individual and representative capacities (all of which are collectively referred to as “Released Parties”) any and all claims, damages, causes of action or disputes, whether known or unknown, based upon acts or omissions relating to Employee’s employment with or the end of Employee’s employment with Employer, occurring or that could be alleged to have occurred on or prior to the execution of this Agreement; and further releases, discharges and acquits Released Parties, individually and in their representative capacities, from such claims, damages, causes of action or disputes unless such claims, damages, causes of action or disputes are expressly excluded from the scope of this waiver and release (“Released Claims”).

This waiver and release includes, but is not limited to, any and all claims for wages, employment benefits, and damages of any kind whatsoever arising out of any contracts, expressed or implied; any covenant of good faith and fair dealing; estoppel or misrepresentation; discrimination or retaliation on any unlawful basis; harassment; unjust enrichment; wrongful termination or constructive discharge; any federal, state, local or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as Amended; the Older Workers Benefit Protection Act; the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"); the Americans with Disabilities Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act, as amended; the Civil Rights Act of 1866; and any state or federal wage payment statute; or any other legal limitation on the employment relationship.

Employee acknowledges that Released Parties are in no way liable for any Released Claims described in this Section. Employee agrees to defend and indemnify Released Parties (including payment of attorneys’ fees as incurred) against any such claims whether made by Employee or on Employee’s behalf to the full extent permitted by law.

Nothing in this Agreement is intended to or shall prevent, impede or interfere with Employee's non-waivable right, without prior notice to Employer, to provide information to the government, participate in investigations, file a complaint, testify in proceedings regarding Employer's past or future conduct, or engage in any future activities protected under the whistleblower statutes administered by OSHA, SEC, National Labor Relations Board, or other government agency, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency.

Further excluded from this Release are claims that Employee may have with regard to vested benefits under ERISA, any other claim that may not be released in accordance with law and any rights or claims that may arise after the date this Agreement is executed.

Employee understands that Employee is not barred from bringing an action challenging the validity of this Agreement under the Age Discrimination in Employment Act or Older Worker Benefit Protection Act.

Employee understands that this Release does not preclude filing a charge of discrimination with the U.S. Equal Employment Opportunity Commission. However, Employee agrees that Employee is not entitled to any monetary consideration relating to any such charge.

California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section

1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY EMPLOYEE OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

6.    NO ACTION.

6.1.    Employee represents and warrants that no charge, complaint, lawsuit or cause of action (collectively “Action”) has been filed by Employee or on Employee’s behalf based on any Released Claim.

6.2.    If Employee is ever awarded or recovers in any forum or in an EEOC proceeding any amount as to a claim Employee has purported to waive in this Agreement, such amounts shall be payable to Employer and Employee hereby assigns the right to any such amounts to Employer and shall immediately tender any such amounts received to Employer.

7.    EMPLOYER PROPERTY. Employee represents and warrants that, immediately upon Employer’s request, but in any event no later than the Separation Date, Employee will turn over to Employer all computers or other electronic devices, files, data, memoranda, keys, cellular phones, pagers, credit cards, manuals, data, records, and other documents, including electronically recorded documents, photographs, data, employee handbooks, and physical property that Employee received from Employer or its employees or that Employee generated in the course of Employee’s relationship with Employer.

8.    NONDISCLOSURE AGREEMENT. Employee represents and warrants that Employee has not violated the Employee Nondisclosure and Assignment Agreement (“NDA”), attached as Exhibit B, and shall comply fully with the terms and conditions of the NDA, which shall remain in full force and effect and is incorporated herein by reference. Employee shall not disparage any of the Released Parties, provided, that nothing in this provision shall preclude or limit Employee from disclosing or describing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful, including but not limited to discussing or disclosing workplace harassment or discrimination, failure to prevent an act of workplace harassment or discrimination, an act of retaliation against a person for reporting or opposing harassment or discrimination, sexual harassment or sexual assault occurring in the workplace, at work-related events off the employment premises coordinated by or through Employer, or between employees, or between an employer and an employee.

9.    NONSOLICITATION. During Employee’s employment with the Company and for one
(1) year thereafter, Employee will not (except with the prior written consent of the Company) intentionally solicit or encourage any employees (or independent contractors) of the Company with whom Employee worked or about whom Employee learned Proprietary Information (see definition in Exhibit B) during the last 12 months of Employee’s employment to terminate their employment (or other service provider relationship) with the Company.

10.    SEVERABILITY. The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, it shall be interpreted to render it enforceable. If no such interpretation is possible, such provision shall be severed from the Agreement and the other provisions of this Agreement shall remain fully valid and enforceable, it shall be interpreted to render it enforceable to the maximum extent consistent with applicable law.

11.    KNOWING AND VOLUNTARY AGREEMENT. Employee hereby warrants and represents that Employee: (1) has carefully read this Agreement and finds the manner in which it is written understandable; (2) understands that Employee is giving up certain claims, damages, and disputes that may have arisen on or before the date of this Agreement; (3) understands its contents and its final and binding effect; and (4) has signed the Agreement as Employee’s free and voluntary act. Employee acknowledges that in executing this Agreement, Employee does not rely upon any representation or statement by the Company or any other Released Party concerning the subject matter of this Agreement, except as expressly set forth in the text of this Agreement.

12.    TIME TO CONSIDER AGREEMENT. Employer is hereby advising you to consider this Agreement carefully, and to consult with an attorney of your choice before signing this Agreement. In compliance with the Age Discrimination in Employment Act and the Older Worker’s Benefit Protection Act, Employee expressly acknowledges that Employee has been given at least twenty-one (21) calendar days in which to review this Agreement before signing it. If Employee signs this Agreement before the expiration of the twenty-one (21) day period that Employee has been given to consider it, Employee is expressly waiving Employee’s right to consider the Agreement for any remaining portion of that twenty-one (21) days. Employee may submit the signed Agreement in the following ways:

•DocuSign
•Email: PeopleOps@f5.com
•Mailed, or sent by delivery or carrier, such as FedEx to:    Attention HR Operations, 801 Fifth Avenue, Seattle WA 98104

13.    REVOCATION AND EFFECTIVE DATE. Employee has the right to revoke this Agreement within seven (7) days of its execution (the “Revocation Period”). To revoke this Agreement, Employee may submit a revocation in the following ways, provided that it must be received by no later than the seventh day after Employee signs this Agreement:

•Email: PeopleOps@f5.com
•Mailed, or sent by delivery or carrier, such as FedEx to: Attention HR Operations, 801 Fifth Avenue, Seattle WA 98104

If Employee revokes this Agreement, all the promises made by Employee and Employer through or related to this Agreement will not be effective. This Agreement shall become effective on the eighth day after delivery of this executed Agreement by Employee to Employer, provided that Employee has not revoked the Agreement and provided that the conditions precedent have been met.

14.    DISPUTE RESOLUTION. Should it be necessary to enforce any of the terms of this

Agreement, the prevailing party shall be entitled to costs and attorney’s fees (other than if Employee challenges the validity of this Agreement under the Age Discrimination in Employment Act). This Agreement shall be governed by and interpreted under the laws of the State of California, excluding its choice or conflicts of law rules. Any disputes under this Agreement that are not informally resolved shall be resolved through binding arbitration in Seattle, Washington by a single neutral arbitrator under the then current rules of arbitration pertaining to employment disputes issued by the American Arbitration Association (“AAA”), except that the AAA shall not administer any such arbitration.

15.    AMENDMENT. There shall be no modification of this Agreement except as may be agreed to in writing by the parties.

16.    CONFIDENTIALITY. Employee agrees to keep the consideration described in Section 4, including the Severance Payment, Accelerated RSUs, and COBRA Payment, completely confidential and will not disclose any information about it to anyone other than Employee’s spouse, legal counsel and/or financial advisors, who will be informed of and be bound by this confidentiality clause. This provision is not intended to restrict Employee from making disclosures as may be required or protected by law or legal process.

17.    OTHER. Employee represents and warrants that Employee is the sole and exclusive owner of all respective claims, demands and causes of action, and that no other party has any right, title, or interest whatsoever in any of the matters referred to herein, and there has been no assignment, transfer, conveyance, or other disposition by Employee of any matters referred to herein. Nothing in this Agreement is intended as or should be construed as an admission of liability or wrongdoing by any of the parties to the Agreement.

18.    TAX TREATMENT This Agreement does not address Employee’s specific tax situation and Employee should consult with Employee’s own tax advisor. The Employer does not guarantee to Employee any tax treatment, outcome or liability, under any laws applicable to Employee, of any benefits provided under this Agreement, including, but not limited to, consequences under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). No provision of this Agreement shall be interpreted or construed to transfer any tax liability, including any liability for failure to comply with the requirements of Section 409A, from Employee to the Employer. Employee hereby assumes full and sole responsibility for payment of taxes due from him or the consideration, if any, on the consideration tendered herein and further agrees to defend, indemnify, and hold the Employer harmless from and against any loss, liability, obligation, action, cause of action, claims, demands, or other expenses of any nature whatsoever, relating to, in connection with, or arising out of the payment of said taxes and interest, and/or penalties imposed, arising out of any such tax.

19. ENTIRE AGREEMENT. This Agreement, including the attachments, contains the entire understanding between Employee and Employer regarding the subject matter of this Agreement. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It supersedes entirely all prior agreements between Employee and Employer except those explicitly referenced herein or necessary for the parties to perform their obligations under this Agreement, and then such agreements shall be applicable and enforceable only to the extent necessary for the parties to perform their obligations under this Agreement except otherwise provided herein.

By:	/s/ Haiyan Song	Dated:	12/29/2022
Haiyan Song

F5, Inc.
By:	/s/ Scot Rogers	Dated:	1/4/2023
Scot Rogers
EVP, General Counsel

EXHIBIT A

SECOND RELEASE OF CLAIMS

This Second Release of Claims (the “Second Agreement”) is entered into by Haiyan Song
(“Employee”) and F5, Inc. (“Employer”).

BACKGROUND

A.    Employee’s employment with Employer terminated on March 15, 2023 (the “Separation Date”). Employee and Employer entered into a Severance Agreement setting forth the terms of Employee’s termination from the Company (the “First Agreement”). In consideration for Employer to provide the payments and accelerated vesting set forth in Section 4 of the First Agreement, Employee hereby enters into this Second Agreement.

B.    The Company has advised Employee to consult an attorney prior to signing this Second Agreement and has provided Employee with up to 21 calendar days to consider this offer and to seek legal assistance. Employee has either consulted an attorney or voluntarily elected not to consult legal counsel and understands that this Second Agreement constitutes a waiver of all potential claims against the Company.
C.    This Second Agreement must be executed by Employee and returned to the Company after the Separation Date. Employee has 21 days after the Separation Date to execute and return this Agreement.

AGREEMENT

1.    WAGES AND BENEFITS. Employee acknowledges that she has been paid all compensation, benefits, vacation and other amounts owed Employee for all time worked through the Separation Date.

2.    WAIVER AND RELEASE. Employee, on behalf of Employee and Employee’s marital community, if any, heirs, executors, administrators and assigns, expressly waives against Employer, its present and former businesses, affiliates, subsidiaries, parents or other related entities of any nature, and its and their collective current and former officers, directors, stockholders, managers, employees, insurers, agents, trustees, representatives, general and limited partners, members, agents and attorneys in each of their individual and representative capacities (all of which are collectively referred to as “Released Parties”) any and all claims, damages, causes of action or disputes, whether known or unknown, based upon acts or omissions relating to Employee’s employment with or the end of Employee’s employment with Employer, occurring or that could be alleged to have occurred on or prior to the execution of this Agreement; and further releases, discharges and acquits Released Parties, individually and in their representative capacities, from such claims, damages, causes of action or disputes unless such claims, damages, causes of action or disputes are expressly excluded from the scope of this waiver and release (“Released Claims”).

This waiver and release includes, but is not limited to, any and all claims for wages, employment benefits, and damages of any kind whatsoever arising out of any contracts,

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expressed or implied; any covenant of good faith and fair dealing; estoppel or misrepresentation; discrimination or retaliation on any unlawful basis; harassment; unjust enrichment; wrongful termination or constructive discharge; any federal, state, local or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as Amended; the Older Workers Benefit Protection Act; the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"); the Americans with Disabilities Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act, as amended; the Civil Rights Act of 1866; and any state or federal wage payment statute; or any other legal limitation on the employment relationship.

Employee acknowledges that Released Parties are in no way liable for any Released Claims described in this Section. Employee agrees to defend and indemnify Released Parties (including payment of attorneys’ fees as incurred) against any such claims whether made by Employee or on Employee’s behalf to the full extent permitted by law.

Nothing in this Agreement is intended to or shall prevent, impede or interfere with Employee's non-waivable right, without prior notice to Employer, to provide information to the government, participate in investigations, file a complaint, testify in proceedings regarding Employer's past or future conduct, or engage in any future activities protected under the whistleblower statutes administered by OSHA, SEC, National Labor Relations Board, or other government agency, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency.

Further excluded from this Release are claims that Employee may have with regard to vested benefits under ERISA, any other claim that may not be released in accordance with law and any rights or claims that may arise after the date this Agreement is executed.

Employee understands that Employee is not barred from bringing an action challenging the validity of this Agreement under the Age Discrimination in Employment Act or Older Worker Benefit Protection Act.

Employee understands that this Release does not preclude filing a charge of discrimination with the U.S. Equal Employment Opportunity Commission. However, Employee agrees that Employee is not entitled to any monetary consideration relating to any such charge.

California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY EMPLOYEE OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

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3.    KNOWING AND VOLUNTARY AGREEMENT; REVOCATION. Employee hereby warrants and represents that Employee: (1) has carefully read this Second Agreement and finds the manner in which it is written understandable; (2) knows the contents hereof; (3) is hereby advised to consult with an attorney regarding this Second Agreement and its effects prior to executing this Second Agreement; (4) understands that Employee is giving up certain claims, damages, and disputes known or unknown that may have arisen on or before the date of this Second Agreement; (5) has been given 21 calendar days to consider whether to accept this Agreement, and has signed it only after reading, considering and understanding it; (6) understands its contents and its final and binding effect; and (7) has signed the Second Agreement as his free and voluntary act. If Employee signs this Second Agreement before the expiration of the 21-day period that she has been given to consider it, she is expressly waiving her right to consider this Second Agreement for any remaining portion of that 21-day period. Employee acknowledges that in executing this Second Agreement, Employee does not rely upon any representation or statement by Employer or any other Released Party concerning the subject matter of this Second Agreement, except as expressly set forth in the text of the Second Agreement. Employee has the right to revoke this Second Agreement within seven (7) calendar days of its execution (the “Second Revocation Period”).

If Employee revokes the Second Agreement, all the promises made by Employee and Employer through or related to the Second Agreement will not be effective and F5 will not be required to provide the payments and accelerated vesting set forth in Section 4 of the First Agreement. The Second Agreement shall become effective on the eighth day after delivery of the executed Second Agreement by Employee to Employer (the “Effective Date”), provided that Employee has not revoked the Second Agreement and provided that the conditions precedent have been met.

By:		Dated:
Haiyan Song

F5, Inc.
By:		Dated:
Scot Rogers
EVP, General Counsel

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EXHIBIT B

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EMPLOYEE NONDISCLOSURE AND ASSIGNMENT AGREEMENT

This Agreement between F5 Networks, Inc., a Washington corporation (“F5 Networks”), and me, is in consideration of my employment or continued employment by F5 Networks, or any F5 Networks’ subsidiary or affiliate (F5 Networks, together with all of its subsidiaries and affiliates are collectively the “F5 Networks Group”) and the access I am given to Proprietary Information (defined below). If I am already employed by any part of the F5 Networks Group at the time of making this Agreement, it is made in consideration of my employment or continued employment by the F5 Networks Group, my continued access to Proprietary Information, and other good and valuable consideration, including without limit, the terms of any Offer Letter or revised employment agreement provided to me. I understand that subject to any legal limitations or requirements, this is not a contract of employment and that, to the fullest extent allowed by law, the F5 Networks Group or I may terminate my employment at will. As pertinent, the provisions of this Agreement will survive termination of my employment with the F5 Networks Group. This Agreement sets forth in writing certain understandings and procedures in effect as of the date of my initial employment with the F5 Networks Group (or as of the signing date of this Agreement if I am already employed by the F5 Networks Group).
1.    Duties. In return for the compensation now and hereafter paid to me, I will perform such duties for the F5 Networks Group as the F5 Networks Group may designate from time to time. During my employment with the F5 Networks Group, I will devote my best efforts to the interests of the F5 Networks Group, will not engage in other employment or in any conduct in direct conflict with the F5 Networks Group’s interests that would cause a material and substantial disruption to the F5 Networks Group and will otherwise abide by all of the F5 Networks Group’s policies and procedures.
Furthermore, I will not (a) reveal, disclose or otherwise make available to any person any F5 Networks Group password or key, whether or not the password or key is assigned to me, or (b) obtain, possess or use in any manner any F5 Networks Group password or key that is not assigned to me, and will only use those to which I am granted legitimate access for legitimate purposes. I will use my best efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, software or related technical documentation that the F5 Networks Group issues to me, and I will not input, load or otherwise attempt any unauthorized use of software in any F5 Networks Group computer, whether or not such computer is assigned to me.
2.    “Proprietary    Information” Definition. “Proprietary Information” includes
(a) any information that is confidential or proprietary, technical or non-technical information of the F5 Networks Group, including for example and without limitation, information related to Innovations (as defined in Section 4 below), concepts, techniques, patterns, compilations, prototypes, processes, methods, systems, designs, computer programs, source documentation, Trade Secrets (as defined in Section 13 below), formulas, development or experimental work, work in progress, forecasts, proposed and future products, marketing plans, business plans, customers and suppliers and any other nonpublic information that has commercial value or (b) any information the F5 Networks Group has received from others that the F5 Networks Group is obligated to treat as confidential or proprietary, which may be made known to me by the F5 Networks Group, a third party or otherwise that I may learn during my employment with the F5 Networks Group.
3.    Ownership    and Nondisclosure of Proprietary Information. I have not disclosed and will not disclose any Proprietary Information to anyone outside the F5 Networks Group, and I will use and disclose Proprietary Information to those inside the F5 Networks Group only as may be necessary in the ordinary course of performing my duties as an employee of the F5 Networks Group (except that the foregoing obligations will apply to any Proprietary Information that is not a Trade Secret only to the maximum extent permitted by applicable law). Additionally, I will not make any contributions to an existing open source project, create a new open source project, participate in a standards organization or contribute any Proprietary Information in any case without first obtaining approval from the F5 Networks Group. If I have any questions as to whether information constitutes Proprietary Information, or to whom, if anyone, inside the F5 Networks Group, any Proprietary Information may be disclosed, I will consult with my manager at the F5 Networks Group.

Nothing in this Agreement is intended to or will prevent, impede or interfere with my non- waivable right, without prior notice to the F5 Networks Group, to provide information to the government, participate in investigations, file a complaint, testify in proceedings regarding my past or future conduct or that of others, or engage in any future activities protected under the whistleblower statutes administered by OSHA, SEC, or other government agency, or prevent, impede or interfere with my ability to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency.
4.    “Innovations” Definition. In this Agreement, “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), Trade Secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress, together with all patent rights, copyrights and other intellectual property rights in and to the foregoing.
5.    “Approved Open Source Contribution(s)” Definition. In this Agreement, “Approved Open Source Contribution(s)” means any software and related documentation, which includes any Proprietary Information, that the F5 Networks Group authorizes me (pursuant to a written authorization (the “Approval”) issued under the then current “Open Source Contribution Policy and Guidelines”) to contribute to a third party open source project approved by the F5 Networks Group in my name as an individual, and not on behalf of the F5 Networks Group, as identified in such Approval (“Project”).
6.    Disclosure and License of Pre- Existing Work Product. Without improperly using or disclosing to any employee, officer, director, agent, contractor or representative of the F5 Networks Group any confidential or proprietary information (including unpublished patent applications or invention disclosures) belonging to any former employer of mine or to any other person or entity to which I owe a duty of nondisclosure, I have listed on Exhibit A attached hereto all Innovations relating in any way to the F5 Networks Groups’ business or demonstrably anticipated research and development or business, which were conceived, reduced to practice, created, derived, developed, or made by me prior to my employment with the F5 Networks Group (“Pre-Existing Work Product”). I represent that I have no rights in any such Innovations other than the Pre-Existing Work Product listed in Exhibit A (“List of Pre-Existing Work Product”). If nothing is listed on Exhibit A (“List of Pre- Existing Work Product”), I represent that there is no Pre-Existing Work Product at the time of signing this Agreement. If I am already employed by the F5 Networks Group at the time of making this Agreement and identified any Pre-Existing Work Product in any prior agreement, then Exhibit A in this Agreement is deemed to include such identified Pre-Existing Work Product from any prior agreement with the F5 Networks Group. I hereby grant to the F5 Networks Group and the F5 Networks Group’s designees a royalty- free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all patent, copyright,

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moral right, mask work, Trade Secret and other intellectual property rights relating to any Pre-Existing Work Product that I incorporate, or permit to be incorporated, in any F5 Networks Group Innovations. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, any Pre-Existing Work Product in any F5 Networks Group Innovations without the F5 Networks Group’s prior written consent.
7.    Disclosure and Assignment of the F5 Networks Group Innovations. I will promptly disclose and describe to the F5 Networks Group all Innovations that I, solely or jointly with others, conceive, reduce to practice, create, derive, develop, or make during my employment with the F5 Networks Group (the “F5 Networks Group Innovations”). Effective as of the of my employment with any member of the F5 Networks Group, I hereby do and will assign to the F5 Networks Group or the F5 Networks Group’s designee all my rights, title, and interest in and to any and all the F5 Networks Group Innovations excluding any copyrights or rights to works of authorship (but not any other intellectual property rights, such as patent rights, which are retained by the F5 Networks Group) pertaining to an Approved Open Source Contribution. To the extent any of the rights, title and interest in and to the F5 Networks Group Innovations cannot be assigned by me to the F5 Networks Group, I hereby grant to the F5 Networks Group an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non- assignable rights, title and interest. To the extent any of the rights, title and interest in and to the F5 Networks Group Innovations can neither be assigned nor licensed by me to the F5 Networks Group, I hereby irrevocably waive and will never assert such non- assignable and non-licensable rights, title and interest against the F5 Networks Group or any of the F5 Networks Groups successors in interest. This Section 7 does not apply to any F5 Networks Group Innovations that (a) do not relate, at the time of conception, reduction to practice, creation, derivation, development or making of such Innovation to the F5 Networks Group’s business or actual or demonstrably anticipated research, development or business; and (b) were developed entirely on my own time; and (c) were developed without use of any of the F5 Networks Groups equipment, supplies, facilities or Proprietary Information; and (d) did not result from any work I performed for the F5 Networks Group. In addition, I acknowledge that any provisions of this Agreement requiring assignment of all the F5 Networks Group Innovations do not apply to any Innovations that cannot be assigned to the F5 Networks Group under the laws of the state in which I reside, and the notice in Exhibit B pertaining to my state of residence applies to any such intellectual property rights I may have.
8.    Future Innovations. I will disclose promptly in writing to the F5 Networks Group all Innovations conceived, reduced to practice, created, derived, developed, or made by me during the term of my employment and for three (3) months thereafter, whether or not I believe such Innovations are the F5 Networks Group Innovations, to permit a determination by the F5 Networks Group as to whether or not the Innovations should be considered the F5 Networks Group Innovations. The F5 Networks Group will receive any such information that is not an F5 Networks Group Innovation or Proprietary Information in confidence. I will keep and maintain adequate and current written records of all F5 Networks Group Innovations. Such records will be in the form of notes, sketches, drawings, and any other format that may be specified by the F5 Networks Group. The records will be available to and remain the sole property of the F5 Networks Group at all times. I will neither contest nor aid or encourage any third party to contest the validity of any such F5 Networks Group Innovation. To the extent that the F5 Networks Group seeks patent protection on any F5 Networks Group Innovation, I will fully cooperate, and disclose any prior art that I know to be material or relevant.
9.    Cooperation in Perfecting Rights to Innovations. I will perform, during and after my employment, all acts that the F5 Networks Group deems necessary or desirable to permit and assist the F5

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Networks Group, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the F5 Networks Group Innovations. If the F5 Networks Group is unable for any reason to secure my signature to any document required    to    file,        prosecute,    register    or memorialize the assignment of any rights or application or to enforce any right under any F5 Networks Group Innovations, I hereby irrevocably designate and appoint the F5 Networks Group and the F5 Networks Group’s duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me to take all lawfully permitted acts to further the filing, prosecution,        registration, memorialization of assignment, issuance, and enforcement of rights under such Innovations, all with the same legal force and effect as if executed by me. The foregoing is deemed a power coupled with an interest and is irrevocable.
10.    Open Source Contributions. I hereby grant the F5 Networks Group an unrestricted, royalty-free, perpetual, irrevocable, transferable, exclusive (subject to the rights the F5 Networks Group has authorized me to grant to the Project) license to make, have made, use, market, import, distribute, copy, modify, prepare derivative works, perform, display, transmit, disclose, sublicense and otherwise exploit the Approved Open Source Contribution. I will deliver to the F5 Networks Group any copies of any Approved Open Source Contribution promptly following the creation thereof. I will contribute to the Project the Approved Open Source Contribution solely under my copyrights and rights to works of authorship (and, for purposes of clarity, not any other intellectual property rights, such as patent rights the F5 Networks Group may own under this Agreement) in full conformance with the Approval. Unless otherwise provided in the Approval, I will make such contribution in my name as an individual, and not on behalf of the F5 Networks Group. Except for the limited copyrights and rights to works of authorship, the F5 Networks Group does not grant me any rights under the F5 Networks Group’s past, existing or future patent or other intellectual property rights in connection with the Approved Open Source Contribution.
11.    Return of Materials. At any time upon the F5 Networks Group’s request, and when my employment with the F5 Networks Group is over without request, I will return all materials (including, without limitation, documents, drawings, papers, diskettes and tapes) containing or disclosing any Proprietary Information (including all copies thereof), as well as any keys, pass cards, identification cards, computers, printers, pagers, personal digital assistants or similar items or devices that the F5 Networks Group has provided to me. I will provide the F5 Networks Group with a written certification of my compliance with my obligations under this Section.
12.    No Violation of Rights of Third Parties. During my employment with the F5 Networks Group, I will not (a) breach any agreement to keep in confidence any confidential or proprietary information, knowledge or data acquired by me prior to my employment with the F5 Networks Group or
(b) disclose to the F5 Networks Group, or use or induce the F5 Networks Group to use, any confidential or proprietary information or material belonging to any previous employer or any other third party. I am not currently a party, and will not become a party, to any other agreement that is in conflict, or will prevent me from complying, with this Agreement.
13.    Trade Secrets. In this Agreement, “Trade Secret(s)” means, collectively, information, including a formula, pattern, compilation, program, device, method, technique or process, that: (i) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and
(ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Notwithstanding anything to the contrary herein, I hereby acknowledge as follows: notwithstanding any other provision of this Agreement to the contrary, pursuant to 18 USC Section 1833(b), I will not be held criminally or civilly liable under any Federal or

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State trade secret law for the disclosure of         Trade Secrets that is made in confidence to a Federal, State, or local government official or
to an attorney solely for the purpose of    16.    No Solicitation. During my
reporting or investigating a suspected violation of law. Further, I will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Trade Secrets that is made in a complaint or other document filed in a U . S . lawsuit or other proceeding, if such filing is made under seal. Additionally, in the event I file a lawsuit for retaliation by the F5 Networks Group for reporting a suspected violation of law, I may disclose Trade Secrets to my attorney and use the Trade Secrets information in the court proceeding, provided that I file any document containing the Trade Secrets under seal and do not otherwise disclose Trade Secrets except pursuant to court order. 18 USC Section 1833(b) does not, however, preclude the Trade Secret owner from seeking breach of contract remedies.
14.    Survival. This Agreement
(a)    survives my employment by the F5 Networks Group to resign or the right of the F5 Networks Group to terminate my employment at any time, for any reason or for no reason to the fullest extent allowed by law;
(c) inures to the benefit of successors and assigns of the F5 Networks Group; and (d) is binding upon my heirs and legal representatives.
15.    “Competing        Business” Definition. In this Agreement, “Competing Business” means any business whose efforts are in competition with the efforts of the F5 Networks Group. A Competing Business includes any business whose efforts involve any research and development, products or services in competition with products or services which are, during and at the end of my employment with the F5 Networks Group, either (a) produced, marketed or otherwise commercially exploited by the F5 Networks Group or (b) in actual research or development by the F5 Networks Group, or (c) planned for future research and development, as demonstrated by objective evidence, such as budget allocations, work assignments, hiring decisions, planning documents, or other similar documentation.    During my employment with the F5 Networks Group. I will not participate, directly or indirectly, in a Competing Business.

employment with the F5 Networks Group and for one (1) year thereafter: (A) I will not solicit, encourage, or cause others to solicit or encourage any employees (or independent contractors) of the F5 Networks Group to terminate their employment (or terminatetheir relationship) with the F5 Networks Group, including for the purpose of engaging in, being employed by, performing services for, participating in the ownership, management, control or operation of, or otherwise being connected with, either directly or indirectly, any Competing Business; and (B) I will not, directly or indirectly (except on behalf of or with the prior written consent of the F5 Networks Group), (a) solicit, divert, appropriate to or accept on behalf of any Competing Business, or (b) attempt to solicit, divert, appropriate to or accept on behalf of any Competing Business, any business from any customer or actively sought prospective customer of the F5 Networks Group with whom I have dealt, whose dealings with the F5 Networks Group have been supervised by me or about whom I have acquired Proprietary Information in the course of my employment. The post- employment restrictions of this Section 16 do not apply to employees who are California residents on the date of the employee’s termination from the F5 Networks Group.
17.    [intentionally blank]
18.    I agree to diligently adhere to the F5 Networks Group’s Conflict of Interest Guidelines attached as Exhibit D hereto.
19.    No Disparagement. During my employment with the F5 Networks Group and after the termination thereof, I will not disparage the F5 Networks Group, its current, former or anticipated products, services, or current or former officers, directors, representatives, agents or employees.
20.    Injunctive Relief. I agree that if I violate this Agreement, the F5 Networks Group will suffer irreparable and continuing damage for which money damages are insufficient, and the F5 Networks Group is entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including

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money damages if appropriate), to the extent permitted by law.
21.    Notices. Any notice required or permitted by this Agreement must be in writing and delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me must be sent to any address in Company’s records or such other address as I may provide in writing. Notices to the F5 Networks Group must be sent to the F5 Networks Groups Human Resources Department or to such other address as the F5 Networks Group may specify in writing.
22.    Governing    Law. Whatever the state of my residence or of my principal place of business, this Agreement will be interpreted and construed in accordance with the laws of the state in which I reside.
23.    Severability. If an arbitrator or court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision is hereby deemed amended to provide the F5 Networks Group the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected.
24.    Waiver; Modification. If the F5 Networks Group waives any term, provision or breach by me of this Agreement, such waiver is not effective unless it is in writing and signed by the F5 Networks Group. No such waiver constitutes a waiver of any other or subsequent breach by me. This Agreement may be modified only if both the F5 Networks Group and I consent in writing.
25.    Entire Agreement. This Agreement, including any agreement to arbitrate claims or disputes relating to my employment that I may have signed in connection with my employment by the F5 Networks Group,    represents    my    entire understanding with the F5 Networks Group with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral regarding the subject matter of this Agreement.

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[The remainder of this page left intentionally blank]

I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

F5 NETWORKS, INC.		EMPLOYEE:

By:	/s/ Ana White	Signature:	/s/ Haiyan Song
Title:	Chief People Officer	Name (in Print):	Haiyan Song
Date:	10/8/2020	Date:	10/8/2020

Attachments: Exhibit A     List of Pre-Existing Work Product Exhibit B    Invention Notice Schedule Exhibit C     Chapter 49.62 RCW
Exhibit D    Conflict of Interest Guidelines

Exhibit A

LIST OF PRE-EXISTING WORK PRODUCT

Check one of the following (if neither box is selected below, then “NO” will be interpreted):

DX NO PRE-EXISTING WORK PRODUCT EXISTS.

- OR -

D YES, SUCH PRE-EXISTING WORK PRODUCT EXISTS AS DESCRIBED BELOW
(include basic description of each PRE-EXISTING WORK PRODUCT):

Brief Description
___________________________________________

F5 NETWORKS, INC.		EMPLOYEE:

By:	/s/ Ana White	Signature:	/s/ Haiyan Song
Title:	Chief People Officer	Name (in Print):	Haiyan Song
Date:	10/8/2020	Date:	10/8/2020

Exhibit B

Invention Notice Schedule
California

The following notice applies to employees who live in the State of California (and this Agreement does not apply to, and you have no obligation to assign to the F5 Networks Group any invention that fully qualifies with the following):
(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or
(2) Result from any work performed by the employee for the employer.
(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable. (California Labor Code Section 2870)

Delaware

The following notice applies to employees who live in the State of Delaware:
In accordance with Delaware law, this Agreement does not apply to, and Employee has no obligation to assign to the F5 Networks Group, an invention that Employee developed entirely on Employee’s own time without using the F5 Networks Group’s equipment, supplies, facility, or trade secret information, except for those inventions that (i) relate to the F5 Networks Group’s business or actual or demonstrably anticipated research and development, or (ii) results from any work performed by Employee for the F5 Networks Group. (Delaware Code Annotated, Title 19, Section 805)

Illinois

The following notice applies to employees who live in the State of Illinois:
In accordance with Illinois law, this Agreement does not apply to, and Employee has no obligation to assign to the F5 Networks Group, an invention for which no equipment, supplies, facility, or trade secret information of the F5 Networks Group was used and which was developed entirely on Employee’s own time, unless (a) the invention relates (i) to the business of the F5 Networks Group, or (ii) to the F5 Networks Group's actual or demonstrably anticipated research and development, or (b) the invention results from any work performed by Employee for the F5 Networks Group. (Illinois Compiled Statutes, Chapter 765, Section 1060)

Kansas

The following notice applies to employees who live in the State of Kansas:
In accordance with Kansas law, this Agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the F5 Networks Group was used and which was developed entirely Employee’s own time, unless: (a) the invention relates directly to the business of the F5 Networks Group or to the F5 Networks Group's actual or demonstrably anticipated research or development; or (b) the invention results from any work performed by Employee for the F5 Networks Group. (Kansas Statutes Annotated §§ 44-130)

Minnesota

The following notice applies to employees who live in the State of Minnesota:
In accordance with Minnesota law, this Agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the F5 Networks Group was used and which was developed entirely on Employee’s own time, and (a) which does not relate (i) directly to the business of the F5 Networks Group or (ii) to the F5 Networks Group's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by Employee for the F5 Networks Group. (Minnesota Statutes Annotated § 181.78)

North Carolina

The following notice applies to employees who live in the State of North Carolina:
In accordance with North Carolina law, this Agreement does not apply to an invention that Employee developed entirely on Employee’s own time without using the F5 Networks Group's equipment, supplies, facility or trade secret information except for those inventions that (a) relate to the F5 Networks Group's business or actual or demonstrably anticipated research or development, or
(b) result from any work performed by Employee for the F5 Networks Group. (North Carolina General Statutes §§ 66-57.1, 66-57.2)

Utah

The following notice applies to employees who live in the State of Utah:
Employee acknowledges and agrees that this Agreement is not an employment agreement under Utah law or otherwise. However, if and only to the extent this Agreement is deemed to be covered by the restrictions set forth in Utah Code Ann. § 34-39-3, this Agreement will not apply to an invention that is created by Employee entirely on Employee’s own time and is not an employment invention as defined in Utah Code Ann. § 34-39-2(1), except as permitted under Utah Code Ann. § 34-39-3.

Washington

The following notice applies to employees who live in the State of Washington:
Notwithstanding any other provision of this Agreement to the contrary, this Agreement does not obligate Employee to assign or offer to assign to the F5 Networks Group any of Employee’s rights in an invention for which no equipment, supplies, facilities or trade secret information of the F5 Networks Group was used and which was developed entirely on Employee’s own time, unless (a) the invention relates (i) directly to the business of the F5 Networks Group or (ii) to the F5 Networks Group's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the F5 Networks Group. This satisfies the written notice and other requirements of RCW 49.44.140

Exhibit C

Chapter 49.62 RCW

Washington State Legislature Chapter 49.62 RCW Noncompetition Covenants

RCW 49.62.005
Findings. (Effective January 1, 2020.)
The legislature finds that workforce mobility is important to economic growth and development. Further, the legislature finds that agreements limiting competition or hiring may be contracts of adhesion that may be unreasonable.

RCW 49.62.010
Definitions. (Effective January 1, 2020.)
The definitions in this section apply throughout this chapter unless the context clearly requires otherwise.
(1)    "Earnings" means the compensation reflected on box one of the employee's United States internal revenue service form W-2 that is paid to an employee over the prior year, or portion thereof for which the employee was employed, annualized and calculated as of the earlier of the date enforcement of the noncompetition covenant is sought or the date of separation from employment. "Earnings" also means payments reported on internal revenue service form 1099-MISC for independent contractors.
(2)    "Employee" and "employer" have the same meanings as in RCW 49.17.020.
(3)    "Franchisor" and "franchisee" have the same meanings as in RCW 19.100.010.
(4)    "Noncompetition covenant" includes every written or oral covenant, agreement, or contract by which an employee or independent contractor is prohibited or restrained from engaging in a lawful profession, trade, or business of any kind. A "noncompetition covenant" does not include: (a) A nonsolicitation agreement; (b) a confidentiality agreement; (c) a covenant prohibiting use or disclosure of trade secrets or inventions; (d) a covenant entered into by a person purchasing or selling the goodwill of a business or otherwise acquiring or disposing of an ownership interest; or (e) a covenant entered into by a franchisee when the franchise sale complies with RCW 19.100.020(1).
(5)    "Nonsolicitation agreement" means an agreement between an employer and employee that prohibits solicitation by an employee, upon termination of employment: (a) Of any employee of the employer to leave the employer; or (b) of any customer of the employer to cease or reduce the extent to which it is doing business with the employer.
(6)    "Party seeking enforcement" means the named plaintiff or claimant in a proceeding to enforce a noncompetition covenant or the defendant in an action for declaratory relief.

RCW 49.62.020
When void and unenforceable. (Effective January 1, 2020.)
(1)    A noncompetition covenant is void and unenforceable against an employee:
(a)(i) Unless the employer discloses the terms of the covenant in writing to the prospective employee no later than the time of the acceptance of the offer of employment and, if the agreement becomes enforceable only at a later date due to changes in the employee's compensation, the employer specifically discloses that the agreement may be enforceable against the employee in the future; or
(ii) If the covenant is entered into after the commencement of employment, unless the employer provides independent consideration for the covenant;

(b)    Unless the employee's earnings from the party seeking enforcement, when annualized, exceed one hundred thousand dollars per year. This dollar amount must be adjusted annually in accordance with RCW 49.62.040;
(c)    If the employee is terminated as the result of a layoff, unless enforcement of the noncompetition covenant includes compensation equivalent to the employee's base salary at the time of termination for the period of enforcement minus compensation earned through subsequent employment during the period of enforcement.
(2)    A court or arbitrator must presume that any noncompetition covenant with a duration exceeding eighteen months after termination of employment is unreasonable and unenforceable. A party seeking enforcement may rebut the presumption by proving by clear and convincing evidence that a duration longer than eighteen months is necessary to protect the party's business or goodwill

RCW 49.62.030
When void and unenforceable against independent contractors. (Effective January 1, 2020.)
(1)    A noncompetition covenant is void and unenforceable against an independent contractor unless the independent contractor's earnings from the party seeking enforcement exceed two hundred fifty thousand dollars per year. This dollar amount must be adjusted annually in accordance with RCW 49.62.040.
(2)    The duration of a noncompetition covenant between a performer and a performance space, or a third party scheduling the performer for a performance space, must not exceed three calendar days.

RCW 49.62.040
Dollar amounts adjusted. (Effective January 1, 2020.)
The dollar amounts specified in RCW 49.62.020 and 49.62.030 must be adjusted annually for inflation. Annually on September 30th the department of labor and industries must adjust the dollar amounts specified in this section by calculating to the nearest cent using the consumer price index for urban wage earners and clerical workers, CPI-W, or a successor index, for the twelve months prior to each September 1st as calculated by the United States department of labor. The adjusted dollar amount calculated under this section takes effect on the following January 1st.

RCW 49.62.050
Unenforceable provisions. (Effective January 1, 2020.)
A provision in a noncompetition covenant signed by an employee or independent contractor who is Washington-based is void and unenforceable:
(1)    If the covenant requires the employee or independent contractor to adjudicate a noncompetition covenant outside of this state; and
(2)    To the extent it deprives the employee or independent contractor of the protections or benefits of this chapter.

RCW 49.62.060
Franchisor restrictions. (Effective January 1, 2020.)
(1)    No franchisor may restrict, restrain, or prohibit in any way a franchisee from soliciting or hiring any employee of a franchisee of the same franchisor.
(2)    No franchisor may restrict, restrain, or prohibit in any way a franchisee from soliciting or hiring any employee of the franchisor.

RCW 49.62.070
Employees having an additional job—When authorized. (Effective January 1, 2020.)
(1)    Subject to subsection (2) of this section, an employer may not restrict, restrain, or prohibit an employee earning less than twice the applicable state minimum hourly wage from having an additional job, supplementing their income by working for another employer, working as an independent contractor, or being self-employed.
(2)(a) This section shall not apply to any such additional services when the specific services to be offered by the employee raise issues of safety for the employee, coworkers, or the public, or interfere with the reasonable and normal scheduling expectations of the employer.
(b) This section does not alter the obligations of an employee to an employer under existing law, including the common law duty of loyalty and laws preventing conflicts of interest and any corresponding policies addressing such obligations.

RCW 49.62.080
Violation of chapter 49.62 RCW—Relief—Remedies. (Effective January 1, 2020.)
(1) Upon a violation of this chapter, the attorney general, on behalf of a person or persons, may pursue any and all relief. A person aggrieved by a noncompetition covenant to which the person is a party may bring a cause of action to pursue any and all relief provided for in subsections (2) and (3) of this section.
(2)    If a court or arbitrator determines that a noncompetition covenant violates this chapter, the violator must pay the aggrieved person the greater of his or her actual damages or a statutory penalty of five thousand dollars, plus reasonable attorneys' fees, expenses, and costs incurred in the proceeding.
(3)    If a court or arbitrator reforms, rewrites, modifies, or only partially enforces any noncompetition covenant, the party seeking enforcement must pay the aggrieved person the greater of his or her actual damages or a statutory penalty of five thousand dollars, plus reasonable attorneys' fees, expenses, and costs incurred in the proceeding.
(4)    A cause of action may not be brought regarding a noncompetition covenant signed prior to January 1, 2020, if the noncompetition covenant is not being enforced.

RCW 49.62.090
Conflict of laws. (Effective January 1, 2020.)
(1)(a) Subject to (b) of this subsection, this chapter displaces conflicting tort, restitutionary, contract, and other laws of this state pertaining to liability for competition by employees or independent contractors with their employers or principals, as appropriate.
(b) This chapter does not amend or modify chapter 19.108 RCW.
(2) Except as otherwise provided in this chapter, this chapter does not revoke, modify, or impede the development of the common law.

RCW 49.62.100
Retroactive application. (Effective January 1, 2020.)
This chapter applies to all proceedings commenced on or after January 1, 2020, regardless of when the cause of action arose. To this extent, this chapter applies retroactively, but in all other respects it applies prospectively.

RCW 49.62.110

Construction. (Effective January 1, 2020.)
This chapter is an exercise of the state's police power and shall be construed liberally for the accomplishment of its purposes.

RCW 49.62.900
Effective date—2019 c 299.
This act takes effect January 1, 2020.

Exhibit D

Conflict of Interest Guidelines

It is the policy of F5 Networks, Inc. (“F5”) to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the F5 Networks Group, which is comprised of F5 Networks, together with all its subsidiaries and affiliates. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the General Counsel/Chief Compliance Officer or the VP of Business Integrity, and written approval for continuation must be obtained.

1.    Revealing confidential information to outsiders (without authorization, an appropriate agreement in place and/or with no approved business purpose) or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to theF5 Networks Group is intended. (The Employee Non-Disclosure and Assignment Agreement elaborates on this principle and is a binding agreement.)

2.    Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the.

3.    Participating in civic or professional organizations that might involve divulging confidential information of F5 Networks Group.

4.    Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or there appears to be a personal or social relationship.

5.    Initiating or approving any form of personal or social harassment of employees.

6.    Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of F5 Networks Group.

7.    Borrowing from or lending to employees, customers or suppliers.

8.    Acquiring real estate of interest to F5 Networks Group.

9.    Improperly using or disclosing to F5 Networks Group any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.